UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2013

Shire plc
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(Exact name of registrant as specified in its charter)

Jersey, Channel Islands
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(State or other jurisdiction of incorporation)

0-29630                                                  98-0601486
(Commission File Number)                (IRS Employer Identification No.)

5 Riverwalk, Citywest Business Campus, Dublin
24, Republic of Ireland
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(Address of principal executive offices)                              (Zip code)

Registrant's telephone number, including area code               +353 1 429 7700

_________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.f13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On November 26, 2013, Shire plc (the “Company”) issued an optional redemption notice under the Trust Deed dated May 9, 2007 (the “Trust Deed”) to holders of the Company’s 2.75% Convertible Bonds due 2014 (the “Convertible Bonds”). As of December 13, 2013, the last day on which holders could exercise their conversion rights, US$1,099,050,000 aggregate principal amount of the Convertible Bonds had been voluntarily converted into fully paid ordinary shares in the capital of the Company, with par value of £0.05 each. Convertible Bonds which were not voluntarily converted by holders were redeemed by the Company on December 27, 2013 at par together with interest accrued to that date. As a result of the conversion and the redemption, no Convertible Bonds remain outstanding and the Trust Deed has terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIRE PLC

By:	/s/ T May
Name: Tatjana May
Title: General Counsel

Dated: December 27, 2013